99.B(m)(6)(i)

AMENDED SCHEDULE A

with respect to the

SHAREHOLDER SERVICES PLAN

for

ING EQUITY TRUST

ING MidCap Opportunities Fund

ING Real Estate Fund

ING Value Choice Fund